UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2024

Atlas Energy Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41828	93-2154509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5918 W. Courtyard Drive, Suite 500 Austin, Texas	78730
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (512) 220-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AESI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On March 5, 2024, Atlas Energy Solutions Inc., a Delaware corporation (the “Company” or “Atlas”), consummated the previously announced transaction (the “Transaction”) pursuant to that certain Agreement and Plan of Merger, dated February 26, 2024 (the “Merger Agreement”), by and among the Company, Atlas Sand Company, LLC, a Delaware limited liability company (“Purchaser”), Wyatt Merger Sub 1 Inc., a Delaware corporation and direct, wholly-owned Subsidiary of Purchaser, Wyatt Merger Sub 2, LLC, a Delaware limited liability company and direct, wholly-owned Subsidiary of Purchaser, Hi-Crush Inc., a Delaware corporation (“Hi-Crush”), each stockholder that has executed the Merger Agreement or a joinder thereto (each a “Hi-Crush Stockholder” and, collectively, the “Hi-Crush Stockholders”), Clearlake Capital Partners V Finance, L.P., solely in its capacity as the Hi-Crush Stockholders’ representative and HC Minerals Inc., a Delaware corporation (collectively, the “Parties”), pursuant to which Atlas acquired substantially all of Hi-Crush’s Permian Basin proppant production and logistics businesses and operations in exchange for (i) cash consideration of $140.1 million, (ii) 9.7 million shares of Atlas’s Common Stock, par value $0.01 per share (the “Common Stock,” and such issuance, the “Stock Consideration”), issued at Closing (as defined below), and (iii) a secured PIK toggle seller note in an initial aggregate principle amount of $111.8 million with a final maturity date of January 31, 2026 (the “Deferred Cash Consideration Note”). The events described in this Current Report on Form 8-K took place in connection with the closing of the Transaction (the “Closing”).

The foregoing description of the Transaction and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (the “Current Report”) and is incorporated by reference herein.

Item 1.01. Entry Into a Material Definitive Agreement.

Registration Rights and Lock-Up Agreement

On March 5, 2024, in connection with the Closing, the Company entered into a registration rights and lock-up agreement (the “Registration Rights and Lock-Up Agreement”) with certain of the Hi-Crush Stockholders identified on the signature pages thereto (the “Registration Rights and Lock-Up Parties”) that provides, among other things, that the Company (a) will, no later than the later of (1) April 1, 2024, and (2) fifteen business days after the date on which audited carveout financial statements and a reserve report of Hi-Crush are delivered to the Company, file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement registering for resale the Common Stock comprising the Stock Consideration that was issued in connection with the Transaction and (b) granted the Registration Rights and Lock-Up Parties certain customary demand and piggyback rights with respect to underwritten offerings. Pursuant to the Registration Rights and Lock-Up Agreement, the Registration Rights and Lock-Up Parties also agreed not to lend, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, any of their shares of Common Stock for a period of 90 days following the Closing, subject to certain exceptions. The Company also agreed to pay certain expenses of the parties incurred in connection with the exercise of their rights under the Registration Rights and Lock-Up Agreement, and to indemnify them for certain securities law matters in connection with any registration statement filed pursuant thereto.

The foregoing description of the Registration Rights and Lock-Up Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights and Lock-Up Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Deferred Cash Consideration Note

In accordance with the Merger Agreement, Purchaser issued the Deferred Cash Consideration Note in favor of the Hi-Crush Stockholders in the original aggregate principal amount of $111.8 million and payable in cash or in kind, at Purchaser’s election. The Deferred Cash Consideration Note will mature on January 31, 2026 and will bear interest at a rate of 5.00% per annum if paid in cash, or 7.00% per annum if paid in kind. Interest on the Deferred Cash Consideration Note is payable quarterly in arrears beginning March 29, 2024 through maturity.

First Amendment to ABL Credit Agreement

As previously disclosed, on February 26, 2024, Purchaser and certain other subsidiaries of the Company entered into that certain First Amendment to Loan, Security and Guaranty Agreement (the “ABL Amendment”), among Purchaser, the subsidiary guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent (the “ABL Agent”). The ABL Amendment amends that certain Loan, Security and Guaranty Agreement dated as of February 22, 2023 (the “ABL Credit Agreement”), among Purchaser, the subsidiary guarantors party thereto from time to time, the lenders party thereto from time to time and the ABL Agent.

Among other things, the ABL Amendment (a) increased the revolving credit commitment amount under the ABL Credit Agreement from $75 million to $125 million and extended the maturity date of the ABL Credit Agreement from February 22, 2028 to February 26, 2029 and (b) modified certain other terms of the ABL Credit Agreement.

The foregoing description of the ABL Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the ABL Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report and incorporated herein by reference.

First Amendment to Term Loan Credit Agreement

As previously disclosed, on February 26, 2024, the Company, Purchaser and certain other subsidiaries of the Company entered into that certain First Amendment to Credit Agreement (the “Term Loan Amendment”), among Company, Purchaser, the lenders party thereto and Stonebriar Commercial Finance, LLC, a Delaware limited liability company, as administrative agent (the “Term Agent”). The Term Loan Amendment amends that certain Credit Agreement dated as of July 31, 2023 (the “Term Loan Credit Agreement”), among Purchaser, the lenders party thereto from time to time and the Term Agent.

Among other things, the Term Loan Amendment (a) provided an incremental delayed draw term loan facility in the aggregate principle amount of up to $150 million at an interest rate of 10.86% and (b) modified certain other terms of the Term Loan Credit Agreement.

The foregoing description of the Term Loan Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Term Loan Amendment, a copy of which is filed as Exhibit 10.3 to this Current Report and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the “Introductory Note” above is incorporated by reference in response to this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Deferred Cash Consideration Note, the ABL Amendment and the Term Loan Amendment is incorporated by reference in response to this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in the “Introductory Note” above is incorporated by reference in response to this Item 3.02.

The issuance of the Stock Consideration to the Hi-Crush Stockholders was completed in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving any public offering.

Item 7.01. Regulation FD Disclosure.

On March 5, 2024, the Company issued a press release announcing the Closing. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1, is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act, except as shall be expressly set forth in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses or Funds Acquired.

The financial statements required to be filed in this Item 9.01(a) will be filed by an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed with the SEC.

(b) Pro Forma Financial Information.

The pro forma financial information required to be filed in this Item 9.01(b) will be filed by an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed with the SEC.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 26, 2024 by and among Atlas Energy Solutions Inc., Atlas Sand Company, LLC, Wyatt Merger Sub 1 Inc., Wyatt Merger Sub 2, LLC, Hi-Crush Inc., Clearlake Capital Partners V Finance, L.P. and HC Minerals Inc (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K (Commission File No. 001-41828) filed on February 26, 2024).
10.1*	Registration Rights and Lock-Up Agreement, dated as of March 5, 2024, by and between Atlas Energy Solutions Inc. and the signatories thereto.
10.2	First Amendment to Loan, Security and Guaranty Agreement, dated as of February 26, 2024, among Atlas Sand Company, LLC, as Borrower, certain of its subsidiaries, as Guarantors, Bank of America, N.A., as Agent and Bank of America, N.A., as Sole Lead Arranger and Sole Bookrunner (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K (Commission File No. 001-41828) filed on February 26, 2024).
10.3	First Amendment to Credit Agreement, dated as of February 26, 2024, by and between Atlas Sand Company, LLC, as borrower, and Stonebriar Commercial Finance LLC, as lender (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K (Commission File No. 001-41828) filed on February 26, 2024).
99.1*	Press Release, dated March 5, 2024.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS ENERGY SOLUTIONS INC.

By:	/s/ John Turner
	Name:	John Turner
	Title:	President and Chief Financial Officer

Date: March 5, 2024